EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of Footstar, Inc.:
We consent to incorporation by reference in the registration statements (No. 333-20731, No. 333-30011, No. 333-41390 and 333-131652) on Form S-8 of Footstar, Inc. (“the Company”) of our report dated March 6, 2009 with respect to the consolidated financial statements, the related financial statement schedule and the effectiveness of internal control over financial reporting as of January 3, 2009, which report appears in the January 3, 2009 Annual Report on Form 10-K.
/s/ Amper, Politziner & Mattia, LLP
Edison, New Jersey
March 6, 2009